Exhibit 99.1

Jamba, Inc. Announces Expected Receipt of Nasdaq Letter

FRISCO, Texas— May 18, 2018 —Jamba, Inc. (Nasdaq: JMBA) (the “Company”) announced that as expected, on May 15, 2018 it received a letter from Nasdaq stating that the Company is not in compliance with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the quarter ended April 3, 2018 (“Q1 10-Q”).   The notification received has no immediate effect on the listing of the Company’s common stock on Nasdaq.

The notification states that the Company’s failure to file its Q1 10-Q may serve as an additional basis for the delisting of the Company’s securities from Nasdaq and that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Global Select Market. The Company has until May 22, 2018 to present its views with respect to this additional deficiency to the Panel.

As previously disclosed, the Company is also not in compliance with Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G), since the Company has not yet held an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended January 3, 2017.

The Company completed and filed its 2016 Form 10-K, 2017 Form 10-Qs and 2017 Form 10-K on February 12, 2018, March 15, 2018 and May 11, 2018 respectively, within the timeline prescribed in its compliance plan with the Panel.  With these efforts complete, full attention and resources will be applied to diligently completing the 2018 Q1 financial statements.  The Company continues to work cooperatively with Jamba’s newly appointed auditor, Whitley Penn LLP to complete this effort, and to thereafter file the Q1 10-Q soon as practicable.

The final milestone in the Company’s comprehensive plan to be fully current is to host the 2016 annual stockholders meeting which the Company expects to combine with its 2017 meeting and hold by the summer of 2018.  With the completion of these remaining steps, the Company expects to return to a normal reporting cadence.

The Company will submit its views to the Panel by May 22, 2018, to request that the Panel grant an extension to file the Q1 10-Q and reiterate its request for an extension to hold the annual stockholders meeting.

About Jamba, Inc.

Jamba, Inc. (Nasdaq: JMBA) through its wholly-owned subsidiary, Jamba Juice Company, is a global healthy lifestyle brand that inspires and simplifies healthful living through freshly blended whole fruit and vegetable smoothies, bowls, juices, cold-pressed shots, boosts, snacks, and meal replacements. Jamba’s blends are made with premium ingredients free of artificial flavors and preservatives so guests can feel their best and blend the most into life.

Jamba Juice® has more than 800 franchised and company-owned locations worldwide, as of January 2, 2018. For more information, visit jambajuice.com.

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Todd Wilson

469-294-9749

investors@jambajuice.com